Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 1 to the Form S-3 Registration Statement of our reports dated September 11, 2015 relating to the consolidated financial statements and the effectiveness of IsoRay, Inc. and Subsidiaries internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ DeCoria, Maichel & Teague, P.S.

Spokane, Washington

October 9, 2015